UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Cal Dive International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Title of each class of securities to which transaction applies:

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Aggregate number of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid:

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Form, Schedule or Registration Statement No.:

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Date Filed:

COMPANY #

CAL DIVE INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 11, 2010
9:00 a.m.

2500 CityWest Boulevard
Houston, TX 77042

Directions to the Cal Dive International, Inc. 2010 Annual Meeting are available in the proxy statement, which can be viewed at www.ematerials.com/dvr

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 11, 2010

Notice is hereby given that the Annual Meeting of Stockholders of Cal Dive International, Inc. will be held at 2500 CityWest Boulevard, Houston, Texas, on Tuesday, May 11, 2010, Central Daylight Time at 9:00 a.m.

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement, Proxy Card and Annual Report are available at www.ematerials.com/dvr.

If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed on the reverse side of this notice on or before April 30, 2010 to facilitate timely delivery.  You will not otherwise receive a paper or e-mail copy of these documents.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:
1. Election of two Class I Directors to serve a three-year term of office expiring at our 2013 annual meeting.
2. Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

You may immediately vote your proxy on the Internet at:

www.eproxy.com/dvr

• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (Central Daylight Time) on May 10, 2010.

• Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper or e-mail copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

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Internet – Access the Internet and go to www.ematerials.com/dvr.  Follow the instructions to log in, and order copies.

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Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

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E-mail – Send us an e-mail at ep@ematerials.com with “DVR Materials Request” in the subject line.  The e-mail must include:

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The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice;

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Your preference to receive printed materials via mail -or- to receive an e-mail with links to the electronic materials;

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If you choose e-mail delivery you must include the e-mail address; and

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If you would like this election to apply to delivery of material for all future meetings, include the word “Permanent” and the last 4 digits of your Tax ID number in the e-mail.

WHAT YOU SHOULD KNOW ABOUT NOTICE AND ACCESS

This year, instead of mailing a printed copy of our proxy materials, including our annual report, to each stockholder of record, we have decided to provide access to these materials via the Internet.  Accordingly, on March 29, 2010, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 12, 2010, and posted our proxy materials on our website as described in the Notice.  The following information addresses certain questions you may have regarding this “Notice and Access” process.

Why don’t I receive a copy of the proxy statement, annual report and proxy card in the mail anymore?

The Securities and Exchange Commission recently adopted new “E-Proxy” or “Notice and Access” rules.  These rules allow us to send you a one-page notice that proxy materials are available electronically instead of a full package containing a proxy card, annual report and proxy statement.  You can elect to have us send hard copies of the proxy materials after receiving the notice.  The rules are not mandatory, and we may still choose to mail hard copies of proxy materials to all or some of our stockholders.

How does “Notice and Access” work?

The “Notice and Access” rules permit us to send (or request that brokers send) a one-page notice instead of the traditional large proxy package.  This reduces the amount of paper necessary to produce these materials, as well as the costs associated with printing and mailing these materials to all stockholders.  Upon receiving such a notice, you have the option of (1) accessing the proxy materials, including instructions on how to vote, online or (2) requesting that those materials be sent to you in paper.

Can I get paper proxy packages now and in the future?

Yes.  If you are a stockholder of record, you may contact us as directed on the accompanying Notice and tell us that you want paper proxy packages.  This selection will apply to all future proxy mailings by us as well.

If you hold shares of our common stock in street name through a stockbroker rather than directly in your own name, you should contact your broker to request paper proxy packages.  Your broker will then send you paper copies of current and future proxy materials for all of your stocks held in that brokerage account.